Exhibit 99.1

Twilio Completes Acquisition of Zipwhip, a Leading Provider of Toll-Free Messaging in the United States

Acquisition strengthens Twilio’s messaging business by offering another affordable, trusted channel option

Direct carrier connectivity ensures toll-free remains a trusted, high-engagement channel for businesses looking to connect with customers via messaging

Combined companies to explore expansion opportunities for toll-free messaging channel

SAN FRANCISCO -- (BUSINESS WIRE) -- Twilio (NYSE: TWLO), the leading cloud communications platform, today announced the successful completion of its previously announced acquisition of Zipwhip, a trusted partner to carriers and a leading provider of toll-free messaging in the United States. This transaction is valued at approximately $850 million in an approximately equal blend of cash and stock.

"Today’s digital economy has every business evaluating the best ways to interact with their customers. Across every industry, Twilio sees messaging as an increasingly popular, trusted, and effective way to engage,” said Simon Khalaf, SVP and general manager of the Twilio Communications Platform. “We’re very excited to make Zipwhip a part of the Twilio team and to leverage our combined messaging expertise across all channels to offer businesses of all sizes the most robust suite of messaging offerings.”

Zipwhip will operate as part of Twilio’s Communications Platform Unit with John Lauer, current CEO Of Zipwhip, reporting to Simon Khalaf, as the two companies finalize their integration roadmap.

“Customers have made it clear that messaging is a preferred channel for communicating with brands,” said John Lauer, CEO and co-founder of Zipwhip. “It is more essential than ever that businesses can reach their end customers on the right channel, at the right time, with the right message, and the combination of Twilio and Zipwhip creates an enormous opportunity to expand the options we can provide to businesses and elevate their overall experience.”

Twilio’s vision is to build the world’s leading customer engagement platform. Together, this acquisition will provide developers and businesses:

•Another affordable, trusted, high-quality engagement option via messaging-enabled toll-free numbers
•A messaging channel that is easy to adopt and flexible enough to meet varying business requirements; toll-free is the most flexible number type and has low-friction onboarding
•Improved opportunity to expand the toll-free channel across both voice and text
•Direct connections to carriers which reduces carrier complexity, including onboarding, gateway, registry and spam detection, and remediation for all of the major U.S. carriers, ensuring routes have high quality traffic

Twilio intends to provide financial updates on its second quarter earnings call. Morgan Stanley & Co. LLC served as exclusive financial advisor and Cooley LLP served as legal counsel to Zipwhip. Fenwick & West LLP served as legal counsel to Twilio.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. All statements other than statements of historical fact, including statements regarding the anticipated benefits of the transaction, Twilio’s ability to build the world’s leading customer engagement platform, and expected synergies resulting from the transaction, are forward-looking statements. These statements are subject to risks, uncertainties, and assumptions, many of which are beyond Twilio’s and Zipwhip’s control. Should any of these risks or uncertainties materialize, or should Twilio’s assumptions prove to be incorrect, actual results could differ materially from these statements. Important factors that could cause actual results to differ materially include the failure to achieve expected synergies and efficiencies of operations between Twilio and Zipwhip; the ability of Twilio and Zipwhip to successfully integrate their respective market opportunities, technology, products, personnel and operations; the potential impact on the business of Zipwhip as a result of the acquisition; the potential impact on Zipwhip’s relationships with carriers, customers or vendors as a result of the acquisition; the ability of Twilio and Zipwhip to retain and motivate key employees of Zipwhip; and general economic conditions. Additional factors that could cause actual results to differ materially from these forward-looking statements are detailed from time to time in the reports Twilio files with the Securities and Exchange Commission (SEC), including in Twilio’s Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q. Copies of reports filed with the SEC are posted on Twilio’s website and are available from Twilio without charge. Except as required by law, Twilio assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Please refer to the Form 8-K to be filed by Twilio on July 14, 2021 for additional information regarding the transaction.

About Zipwhip

Zipwhip is a leading business-texting platform in North America, helping more than 30,000 organizations engage their customers and drive growth through texting. Zipwhip has text-enabled more than 5 million landline and toll-free phone numbers so that businesses can reach their customers immediately, on the channel they prefer. Organizations can text-enable their business lines in minutes and seamlessly fit texting into their existing workflows using Zipwhip’s out-of-the-box software or customizable APIs. And with the most direct carrier connections of any texting provider, Zipwhip offers the fastest and most reliable message delivery in the industry so you know your customers get the message every time. Learn more about Zipwhip at: https://www.zipwhip.com.

About Twilio

Millions of developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video, and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Contacts

Investor Contact:
Andrew Zilli
ir@twilio.com

or

Media Contact:
Caitlin Epstein
press@twilio.com